EXHIBIT 99.3


                     PRO FORMA COMBINED FINANCIAL STATEMENTS

On December 30, 2005, Simtek Corporation (the "Company") purchased from Zentrum Mikroelektronik Dresden AG ("ZMD") certain assets related to ZMD's nvSRAM product line (the "ZMD Asset Acquisition"). On that same date and in connection with the ZMD Asset Acquisition, which is described in more detail below, Simtek and ZMD entered into a number of agreements including a License Agreement (the "New License Agreement"). Pursuant to the New License Agreement, ZMD assigned its rights in certain patents devoted to nvSRAM to Simtek and Simtek licensed to ZMD the right to use Simtek's silicon-oxide-nitride-oxide-silicon (SONOS)-based nvSRAM technology for embedded functions in ZMD's non-competing products. The licenses granted pursuant to the New License Agreement are perpetual, non-exclusive, royalty-free and unlimited. No fees or payments are due to either party under the New License Agreement. The New License Agreement shall remain in effect on a country-by-country basis until all patents, trade secrets, and any other proprietary and legal rights subject thereto have expired or ended, unless terminated earlier by either party following a breach by the other party that remains uncured after 30 days' written notice. In addition, Simtek and ZMD executed a Non-Competition and Non-Solicitation Agreement whereby, for a period of five years from the closing, ZMD is prohibited from competing with certain of Simtek's products and from hiring employees of Simtek in certain situations.

In 1994, the Company licensed certain intellectual property to ZMD, which permitted ZMD to produce nvSRAM products that directly competed with the products sold by the Company. During the past several years, the two companies have competed for market share with key customers, resulting in significant reductions in average unit selling prices. The Company believed that acquiring the assets from ZMD would result in more price stability in the marketplace and provide additional revenue to Simtek.

The transaction with ZMD was completed on December 30, 2005. As such, the assets acquired are included in the audited Consolidated Balance Sheet of Simtek as of December 31, 2005, found on page 49 of Simtek's Annual Report on Form 10-K for the year ended December 31, 2005, filed on April 6, 2006.

The purchase price consisted of $8 million of cash paid to ZMD, and 6,260,713 shares of Simtek common stock issued to ZMD, valued at $2 million, per the terms of the agreement based on the volume weighted average price of the common stock for the 60 trading days prior to the execution date of the Asset Purchase Agreement on December 7, 2005. For accounting and financial reporting purposes, the 6,260,713 shares issued to ZMD have been valued at $0.30 per share, pursuant to Emering Issues Task Force 99-12 "Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination", resulting in an accounting value of $1,882,000. The total purchase price including transaction related costs, amounted to $10,425,000. The transaction related costs include $272,000 investment banking costs, $240,000 legal fees, and $31,000 other.

The following table summarizes the estimated fair values of the assets acquired as of the date of acquisition (in thousands):

                  Finished goods inventory           $    638
                  Non-competition agreement             8,910
                  Goodwill                                877
                                                     --------

                  Total                              $ 10,425
                                                     --------

The transaction has been reflected in the audited Consolidated Balance Sheet of Simtek as of December 31, 2005, found on page 49 of Simtek's Annual Report on Form 10-K for the year ended December 31, 2005, filed on April 6, 2006. The following financial information represents pro forma statements of operations for the years ended December 31, 2005 and 2004, after giving effect to the transaction as if it had occurred on January 1 of each year. This pro forma information should be read in conjunction with the audited consolidated financial statements of Simtek included in Simtek's Annual Report on Form 10-K for the year ended December 31, 2005, filed on April 6, 2006.

The accompanying pro forma combined statements of operations give effect to the transaction as if it occurred at the beginning of the periods presented. The financial statements include adjustments directly attributable to the transaction and that are expected to have a continuing impact on the combined company.

The pro forma information is based on historical financial statements. The information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and is provided for comparison and analysis purposes only. The pro forma information does not purport to be indicative of the results that actually would have occurred had the combination been effected at the beginning of the periods presented. The pro forma results of operations are not necessarily representative of future results of operations of the combined businesses, as the historical nvSRAM cost of sales are based on ZMD's internal manufacturing costs whereas Simtek will purchase parts from third party vendors, possibly including ZMD. In addition, the historical operating expenses of the nvSRAM business of ZMD do not include expenses for general corporate overhead, interest or taxes.






























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



Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2005
(Dollars in thousands except per share amounts)

                                                                                      Pro forma
                                                    Simtek        ZMD nvSRAM         Adjustments           Combined
                                                 ------------   ---------------      -----------          -----------
Revenue                                          $     10,385              7,751                          $    18,136


Cost of Sales                                           7,591              5,609                               13,200
                                                 ------------    ---------------                          -----------

Gross Profit                                            2,794              2,142                                4,936

Research and Development Costs                          6,369              1,455                                7,824
Sales and Marketing                                     1,493                680         1,782   a              3,955
General & Administrative                                2,274                              400   b              2,674
                                                 -------------   ---------------                          -----------

Total Operating Expenses                               10,136              2,135                               14,453

Loss from Operations                                  (7,342)                  7                               (9,517)


Other Income (Expense)                                  (147)                  0                                 (147)
                                                 -----------     ---------------                          -----------

Loss from Continuing Operations                       (7,489)                  7                               (9,664)
                                                 -------------   ---------------                          -----------


Shares Outstanding                                68,613,090                          74,599,696 c        143,212,786

Eaqrnings (Loss) Per Share                        $    (0.11)                                             $     (0.07)


a.   To record amortization of non-compete agreement over five years

b. To recognize administrative expenses related to operating the nvSRAM assets acquired.

c. To recognize shares issued related to the financing for the cash paid and shares issued to ZMD, as follows:

Effect of 6,260,713 shares issued to ZMD included in weighted average shares
outstanding                                                                                                   (34,305)

Shares issued to ZMD assumed to be outstanding since January 1, 2005                                        6,260,713

Effect of shares issued in private placement representing $8 million cash paid
to ZMD, included in weighted average shares outstanding                                                      (376,712)

Shares issued in private placement assumed to be outstanding since January 1,
2005                                                                                                       68,750,000
                                                                                                         ------------
Pro forma adjustment to weighted average shares outstanding related to
transaction                                                                                                74,599,696
                                                                                                         ============


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

Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2004
(Dollars in thousands except per share amounts)

                                                                                      Pro forma
                                                    Simtek        ZMD nvSRAM         Adjustments          Combined
                                                  -----------     ----------         -----------          --------
Revenue                                           $    13,092        7,246                                   20,338


Cost of Sales                                           9,139         5,304                                  14,443
                                                  ------------   ----------                             -----------

Gross Profit                                            3,953         1,942                                   5,895

Research and Development Costs                          4,942           929                                   5,871
Sales and Marketing                                     1,608           728               1,782  a            4,118
General & Administrative                                  917                               400  b            1,317
                                                  -----------    ----------                             -----------

Total Operating Expenses                                7,467         1,657                                  11,306

Loss from Operations                                   (3,514)          285                                  (5,411)


Other Income (Expense)                                   (216)            0                             $      (216)
                                                  -----------    ----------                             -----------

Loss from Continuing Operations                        (3,730)          285                                  (5,627)
                                                  -----------    ----------                             -----------


Shares Outstanding                                 58,586,411                        75,010,713  c      133,597,124


Earnings (Loss) Per Share                         $     (0.06)                                          $     (0.04)



a.   To record amortization of non-compete agreement over five years

b. To recognize administrative expenses related to operating the nvSRAM assets acquired.

c. To recognize shares issued related to the financing for the cash paid and shares issued to ZMD, as follows:

Shares issued to ZMD assumed to be outstanding since January 1, 2004                                      6,260,713

Shares issued in private placement assumed to be outstanding since January 1,
2004                                                                                                     68,750,000
                                                                                                         ----------
Pro forma adjustment to weighted average shares outstanding related to
transaction                                                                                              75,010,713
                                                                                                         ==========






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